WITHDRAWAL LETTER

NETWORK EQUIPMENT TECHNOLOGIES, INC.

WITHDRAWAL OF PREVIOUSLY TENDERED ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR RESTRICTED SHARES OF COMMON STOCK

THE RIGHT TO WITHDRAW ELIGIBLE OPTIONS TENDERED PURSUANT TO THE OFFER WILL COMMENCE ON AUGUST 13, 2009 AND
WILL EXPIRE AT 12:00 P.M. (NOON), CALIFORNIA TIME,
ON SEPTEMBER 11, 2009, UNLESS THE OFFER IS
EXTENDED BY NETWORK EQUIPMENT TECHNOLOGIES, INC.

Deliver to:

If by e-mail:	If by facsimile (fax):	If in person:
stock_admin@net.com	510-574-2500 (no cover sheet needed)	Bobbi Parry or Karen Drumm, Company Headquarters (Fremont, CA)

If you previously accepted our offer to exchange your eligible options by delivering a Letter of Participation, but you would like to change your decision and withdraw your tendered eligible options, you must properly complete, sign and return a Withdrawal Letter substantially in the form hereof no later than the expiration of the Offer at 12:00 P.M. (noon), California time, on September 11, 2009 (or such later date and time to which we extend the Offer). You must sign and deliver to us a Withdrawal Letter by e-mail, by facsimile (fax) or in person (as provided above). This Withdrawal Letter will be effective only if it is properly signed, completed and received by us before the expiration of the Offer. Capitalized terms used but not defined herein have the same meanings as in the Offer to Exchange Certain Outstanding Stock Options for Restricted Shares of Common Stock, referred to as the “Offer to Exchange.”

* * * * *

To Network Equipment Technologies, Inc.:

By completing and delivering this Withdrawal Letter, I hereby withdraw my tender to Network Technologies, Inc. (“NET”) of some or all (as indicted below) of my previously tendered eligible options to purchase shares of Common Stock of NET in connection with its offer to exchange outstanding options for restricted shares of Common Stock.

By execution hereof, I acknowledge and agree that:

•

I previously received a copy of the Offer to Exchange Certain Outstanding Options for Restricted Shares of Common Stock, dated August 13, 2009 (the “Offer to Exchange”), and the Letter of Participation referred to therein (which together constitute the “Offer”). I completed and returned the Letter of Participation, in which I tendered certain eligible options to you in exchange for restricted shares. I now wish to withdraw some or all my tendered eligible options as indicated on the signature page to this Withdrawal Letter. I understand that by signing and delivering this Withdrawal Letter to you, I am revoking my election with respect to your offer to exchange such eligible options for restricted shares.

•

I understand that by withdrawing some or all of my previously tendered eligible options, I must reject the Offer with respect to those eligible options. I understand that in order to withdraw previously tendered options with respect to the Offer, I must properly complete, sign and deliver this Withdrawal Letter so that it is received by you before the expiration of the Offer using one of the methods approved for its elivery (e.g., facsimile, e-mail, or in person).

•

This Withdrawal Letter supersedes and replaces any Letter of Participation that I have previously delivered.

•

Neither NET nor any other person is obligated to give notice of any defects or irregularities in this Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. NET will determine all questions as to the form and validity, include time of receipt, of Withdrawal Letters. NET’s determination of these matters will be final and binding on all parties.

•

I will retain my eligible options (to the extent withdrawn) and will not receive restricted shares therefor.

•

If I wish to re-tender eligible options, I acknowledge that this Withdrawal Letter may only be rescinded by properly completing and delivering a new Letter of Participation prior to the expiration of the Offer.

NETWORK EQUIPMENT TECHNOLOGIES, INC. WITHDRAWAL LETTER

SIGNATURE PAGE

By delivery and execution hereof, I agree to all the terms and conditions set forth in the Withdrawal Letter and the Offer.

Please sign and date in the spaces provided below.

□

I hereby withdraw my tender of the following eligible options:

Eligible Option Grant Date	Eligible Option Number of Shares Outstanding

-or-

□

I hereby withdraw my tender of all of my eligible options.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized
Signatory — must be same as Letter of Participation)

Date: ______________________________, 2009

Print Name: